                    AMENDMENT TO FUND PARTICIPATION AGREEMENT
                                (Service Shares)

         This Amendment to the Fund Participation Agreement ("Agreement") dated July 12, 2000, as amended, between Janus Aspen Series, an open-end management investment company organized as a Delaware business trust (the "Trust"), and MONY Life Insurance Company of America, an Arizona life insurance company (the "Company") is effective as of May 1, 2003.

                                    AMENDMENT

         For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

         1. Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A.

         2. All other terms of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

MONY LIFE INSURANCE COMPANY            JANUS ASPEN SERIES
OF AMERICA

By:____________________________        By:____________________________
Name:                                  Name:  Bonnie M. Howe
Title:                                 Title: Vice President

By:____________________________
Name:
Title:

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                                   Schedule A
                   Separate Accounts and Associated Contracts

Name of Separate Account and Date                   Contracts Funded
Established by the Board of Directors.             By Separate Account
--------------------------------------             -------------------

MONY America Variable Account L           Flexible Premium Variable Universal
Established on February 19, 1985          Life Insurance Policy

                                          Flexible Premium Variable Universal
                                          Life (MONY Variable Universal Life)

                                          Flexible Premium Variable Universal
                                          Life (MONY Variable Universal Life -
                                          Accumulation)

                                          Last Survivor Flexible Premium
                                          Variable Universal Life (MONY
                                          Survivorship Variable Universal Life)

                                          Group Flexible Premium Variable Life
                                          Insurance (Group Corporate Sponsored
                                          Variable Universal Life)

                                          Flexible Premium Variable Universal
                                          Life (MONY Variable Universal Life
                                          B3-03/B4/04)

MONY America Variable Account A           Flexible Payment Variable Annuity
Established on March 27, 1987             (MONY Variable Annuity)

                                          Flexible Payment Variable Annuity
                                          (MONY C Variable Annuity)

                                          Flexible Payment Variable Annuity
                                          (MONY L Variable Annuity)